Exhibit 1.1

Amarin Corporation plc

12,000,000 American Depositary Shares

Representing 12,000,000 Ordinary Shares

(Par Value £0.50 Per Share)

UNDERWRITING AGREEMENT

January 6, 2011

Jefferies & Company, Inc.

Leerink Swann LLC

Canaccord Genuity Inc.

As Managing Underwriters

c/o Jefferies & Company, Inc.

520 Madison Avenue

New York, New York 10022

c/o Leerink Swann LLC

One Federal Street

Boston, Massachusetts 02110

Ladies and Gentlemen:

Amarin Corporation plc, a public limited company incorporated under the laws of England and Wales with registered number 2353920 (the “Company”), proposes to issue and sell to the underwriters listed on Schedule I hereof (the “Underwriters”), for whom Jefferies & Company, Inc. (“Jefferies”) and Leerink Swann LLC are acting as representatives (the “Representatives”) an aggregate of 12,000,000 American Depositary Shares (“ADSs”) (the “Firm ADSs”), each representing one ordinary share, par value £0.50 per share, in the capital of the Company (each, an “Ordinary Share”). The Company also proposes to issue and sell at the Underwriters’ option an aggregate of up to 1,800,000 additional ADSs (the “Option ADSs”) as set forth below solely to cover over-allotments.

The Firm ADSs and the Option ADSs are herein collectively called the “Offered ADSs.” The Ordinary Shares represented by the Firm ADSs are hereinafter called the “Firm Shares,” the Ordinary Shares represented by the Option ADSs are hereinafter called the “Option Shares,” and the Firm Shares and Option Shares are hereinafter collectively called the “Shares.” Unless the context otherwise requires, each reference to the Firm ADSs, the Option ADSs or the Offered ADSs herein also includes the Shares.

The ADSs will be evidenced by American depositary receipts (the “ADRs”) to be issued pursuant to a deposit agreement dated as of March 29, 1993, as amended by Amendment No. 1 to Deposit Agreement, dated as of October 8, 1998, and by Amendment No. 2 to Deposit Agreement, by and among the Company, Citibank, N.A., as depositary (the “Depositary”), and the holders from time to time of the American Depositary Receipts evidencing ADSs issued thereunder, as supplemented by letter agreements dated as of March 29, 2006, April 11, 2006, September 28, 2007, October 16, 2007, December 5, 2007, May 16, 2008, August 5, 2009, October 7, 2009, and October 15, 2009, each by and between the Company and the Depositary (the Deposit Agreement, dated March 29, 1993, as so amended and supplemented, the “Deposit Agreement”).

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as follows:

(i) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form F-3 (File No. 333-170505) with respect to the Shares underlying the Offered ADSs, which contains a form of prospectus (the “Base Prospectus”) to be used in connection with the offering and sale of the Offered ADSs. The registration statement as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B or Rule 430C under the Securities Act, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act, is called the “Registration Statement.” The Registration Statement has been prepared and filed by the Company in conformity in all material respects with the requirements of the Securities Act. The Registration Statement is effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. As of the date of this Agreement, the Company is permitted under the Securities Act to use the Registration Statement in connection with the offer and sale of the Offered Shares underlying the Offered ADSs. As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Offered ADSs and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act. The preliminary prospectus supplement dated January 5, 2011, describing the Offered ADSs and the offering thereof, together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other preliminary prospectus supplement to the Base Prospectus that describes the Offered ADSs and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, “Applicable Time” is 8:15 a.m. (New York time) on January 6, 2011. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus, together with the General Use Free Writing Prospectuses, if any, identified in Schedule II hereto and each “road show” (as defined in Rule 433 under the Securities Act), if any, related to the offering of the Offered ADSs contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act) (each such road show, a “Road Show”). As used herein, the terms “Registration Statement,” “Base Prospectus,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall mean and include the documents incorporated or deemed to be incorporated by reference in each such document. All references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be. All references in this Agreement to (i) the Registration Statement, the Preliminary Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include the “electronic Prospectus,” if any, provided for use in connection with the offering of the Shares as contemplated by this Agreement. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.

(ii) As of the Applicable Time and as of the Closing Date or the Option Closing Date (each as defined below), as the case may be, neither (i) the Time of Sale Prospectus, nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the Time of Sale Prospectus, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Time of Sale Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein. As used in this subsection and elsewhere in this Agreement:

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Offered ADSs in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule II to this Agreement.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(iii) The Company has been duly incorporated and is validly existing as a public limited company in good standing under the laws of England and Wales, with power and authority (corporate or other) to own or lease its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Each of the subsidiaries of the Company (the “Subsidiaries”) has been duly organized or incorporated and is in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate or other) to own or lease its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of its Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified and in good standing or have such power or authority would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect (as defined below). All of the issued and outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company free and clear of all liens, encumbrances and equities and claims; and except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in any of the Subsidiaries are outstanding.

(iv) Except for the issuance of Ordinary Shares upon the exercise of options or warrants disclosed as outstanding in the Preliminary Prospectus and the Prospectus, the issued and outstanding share capital of the Company is as set forth in the Preliminary Prospectus and the Prospectus. The issued and outstanding share capital of the Company has been duly authorized and validly issued and is fully paid and non-assessable; the issue and sale of the Shares by the Company has been duly authorized and such Shares, when issued and paid for as contemplated herein, will be validly issued, fully paid and non-assessable and freely transferable to and for the account of the Underwriters; there are no restrictions on subsequent transfers of the Shares under the laws of England and Wales or the United States or the articles of association of the Company except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and, except for those that have been duly waived or satisfied, there are no pre-emptive rights or other similar rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Upon the sale and delivery to the Underwriters of the Offered ADSs, and payment therefor, pursuant to this Agreement, the Underwriters will acquire such Offered ADSs, free and clear of all pledges, liens, security interests, charges, claims or encumbrances. Neither the filing of the Registration Statement or the ADS Registration Statements (as defined below), nor the offering or sale of the Offered ADSs and the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Shares.

(v) The information set forth under the caption “Capitalization” in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any similar section or information contained in the Time of Sale Prospectus) is true and correct. All of the offered ADSs and the underlying Ordinary Shares conform to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The form of certificates for the Ordinary Shares conforms to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents. Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not: (i) issued any securities or incurred any material liability or obligation, direct or contingent; or (ii) declared or paid any dividend or made any other distribution on or in respect to its shares.

(vi) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement, the ADS Registration Statements or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(vii) The Commission has not issued an order preventing or suspending the use of any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the knowledge of the Company, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and conforms and will conform to, the requirements of the Securities Act. The Registration Statement does not contain, and will not contain, any untrue statement of a material fact and does not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of its date and as of the Closing Date and any Option Closing Date, does not contain, and will not contain, any untrue statement of a material fact, and does not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein.

(viii) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered ADSs or until any earlier date that the Company notified or notifies the Underwriters, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus.

(ix) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Offered ADSs other than the Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 4(ii) below. The Company will file with the Commission all Issuer Free Writing Prospectuses as required under Rule 433(d) under the Securities Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(x) (i) At the time of filing the Registration Statement and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” pursuant to Rules 164, 405 and 433 under the Securities Act with respect to the offering of the Offered ADSs as contemplated by the Registration Statement.

(xi) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, present fairly the consolidated financial position and the results of operations and cash flows of the Company and the Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with International Financial Reporting Standards (“IFRS”), consistently applied throughout the periods involved, except as disclosed in the notes thereto, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(xii) PricewaterhouseCoopers LLP, who has certified certain of the financial statements filed with the Commission as part of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(xiii) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the Nasdaq Global Market thereunder (the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect that will become applicable to the Company.

(xiv) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which there is a reasonable possibility might be determined adversely to the Company or any of the Subsidiaries that would either (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”), except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(xv) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and such properties and assets are not subject to any lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or which do not materially and adversely affect the value of such property or assets and do not materially interfere with the use made and proposed to be made of such property or asset by the Company or the Subsidiary. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(xvi) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and the Subsidiaries have all necessary licenses, authorizations, franchises, consents, concessions, orders, certificates, permits and approvals necessary to conduct its business in all material respects as currently conducted (the “Permits”) and are in compliance with all maintenance requirements of the Permits, except for such Permits which the failure to obtain and such maintenance requirements where the failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew any Permit when and as such Permit expires; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any Permits except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect; and the Company and the Subsidiaries are in compliance in all material respects with all of the provisions of the Permits.

(xvii) All legal or governmental proceedings, related-party transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

(xviii) The Company and the Subsidiaries have filed all material national, state and foreign tax returns or have properly filed requested extensions thereof and have paid all material taxes indicated by such returns or required to be paid and all assessments received by them or any of them to the extent that such taxes have become due and payable and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with IFRS. All material tax liabilities have been adequately provided for in the financial statements of the Company for which the tax liability of the Company has not been finally determined.

(xix) Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has not been any material adverse change in or affecting the earnings, business, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Change”) or any development that could reasonably be expected to result in a Material Adverse Change, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or any of the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, as each may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company’s financial statements which are included in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(xx) Neither the Company nor any of the Subsidiaries is, will be, (i) in violation of its memorandum and articles of association, certificate or articles of incorporation, by-laws, certificate of formation, limited liability agreement, partnership agreement or other organizational documents, (ii) in violation of any law, order, rule, judgment, writ or decree applicable to the Company or any Subsidiary of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction (collectively, “applicable laws”) or (iii) in violation of, or with the giving of notice or lapse of time or both, or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to the clauses (ii) and (iii), which violation or default would, individually or in the aggregate, have a Material Adverse Effect. The execution and delivery of this Agreement and the Deposit Agreement, the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof will not conflict with or result in a breach of (x) any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument (the “Instrument”) that is material and to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, (y) the memorandum and articles of association, certificate or articles of incorporation, by-laws or other organizational documents of the Company or any Subsidiary or (z) any applicable law, except in case of each of clauses (x) and (z) above, for such Instrument that would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxi) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(xxii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the Deposit Agreement, and the consummation of the transactions herein and therein contemplated has been obtained or made and is in full force and effect, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state or blue sky laws and from the Financial Industry Regulatory Authority, Inc.

(xxiii) The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by considerations of public policy. Upon due issuance by the Depositary of the ADRs evidencing the Offered ADSs against the deposit of the underlying Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

(xxiv) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the sale of the Offered ADSs by the Company and the deposit of the Ordinary Shares with the Depositary and the issuance of the ADRs evidencing the Offered ADSs as contemplated by the Agreement and the Deposit Agreement will neither (i) cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company nor (ii) trigger any anti-dilution rights of any such holder with respect to such shares, securities, options, warrants or rights.

(xxv) The Company and the Subsidiaries own or have a valid license, and otherwise have legally enforceable rights to, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, domain names, copyrights, know how (collectively, “Intellectual Property”) described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, if any, as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted (including the commercialization of products or services described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, if any, as under development), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, to the extent that a patent or patent application (collectively, the “Patents”) was acquired by the Company, or its Subsidiaries, as the case may be, pursuant to an assignment, such assignment is valid, binding and enforceable; the Patents have been duly maintained and are in full force and in effect; no security interests or other liens have been created with respect to any of the Patents.

(xxvi) To the knowledge of the Company, there are no rights of third parties to any the Intellectual Property owned by or licensed by or licensed to the Company and its Subsidiaries (collectively, the “Company Intellectual Property”) who have established or, to the knowledge of the Company, will be able to establish rights to any Company Intellectual Property except for, and to the extent of, the ownership rights of the owners of the Intellectual Property that is licensed to the Company or any of the Subsidiaries as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus; to the knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property or the validity, enforceability or scope of any Intellectual Property, and the Company is not aware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim that, if resolved adversely to the Company, would, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others alleging that the Company or any of the Subsidiaries infringes or otherwise violates or would, upon the commercialization of any product or service under development by the Company, infringe or violate, any Intellectual Property of any other person or entity, and the Company is not aware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim that, if resolved adversely to the Company, would, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any of the Subsidiaries, and all such agreements are in full force and effect, except where the failure to comply or to license would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property. To the knowledge of the Company, there is no prior art that may render any patent application within the Intellectual Property owned by or licensed to the Company or any of the Subsidiaries unpatentable that has not been disclosed to the relevant intellectual property administrative authority to the extent such disclosure is required. There are no material outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company and the Subsidiaries that are required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and are not described therein in all material respects. None of the Company and the Subsidiaries is a party to or bound by any material options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus and are not described in all material respects

(xxvii) Neither the Company, nor to the knowledge of the Company, any of the Company’s affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any Shares or any other “reference securities” (as defined under Rule 100 of Regulation M of the Exchange Act (the “Regulation M”)) of the Company to facilitate the sale or resale of the Offered ADSs or Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Offered ADSs or Shares on the Nasdaq Global Market in accordance with Regulation M.

(xxviii) The Company is not and, after giving effect to the offering and sale of the Offered ADSs contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, will not be an “investment company” within the meaning of such term under the Investment Company Act of 1940 as amended, and the rules and regulations of the Commission thereunder (the “1940 Act”).

(xxix) Deloitte & Touche LLP, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Securities Act and the PCAOB.

(xxx) The Company and each of the Subsidiaries maintains a system of internal control over financial reporting sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of the Subsidiaries is aware of (i) any material weakness or significant deficiency in its internal control over financial reporting or (ii) any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxxi) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company’s “disclosure controls and procedures” are designed to provide reasonable assurance that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it will file or submit under the Exchange Act upon the completion of this offering will be recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive and financial officers, or persons performing equivalent functions of the Company required under the Exchange Act with respect to such reports.

(xxxii) The statistical, industry-related and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived. The Company has obtained the written consent to the use of such data from such sources to the extent required.

(xxxiii) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any of their directors, officers, agents, employees or affiliates is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Subsidiaries and to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxiv) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxv) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Offered ADSs contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxvi) The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is generally considered adequate for the conduct of their respective businesses and the value of their respective properties and as is adequate and customary for companies engaged in similar businesses.

(xxxvii) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and the Subsidiaries are compliant in all material respects with any applicable labor laws or regulations. Except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, there is no strike, labor dispute, slowdown or stoppage pending or to the knowledge of the Company, threatened against the Company or any Subsidiaries.

(xxxviii) Neither the Company nor any of the Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(xxxix) The preclinical tests and clinical trials that are described in, or the results of which are referred to in, Registration Statement, the Time of Sale Prospectus and the Prospectus, were and, if still pending, are being conducted in all material respects in accordance with protocols filed with the appropriate regulatory authorities for each such test or trial, as the case may be, and with standard medical and scientific research procedures; each description of the results of such tests and trials contained in Registration Statement, the Time of Sale Prospectus and the Prospectus, is accurate in all material respects and fairly presents the data derived from such tests and trials, and the Company and the Subsidiaries have no knowledge of any other studies or tests the results of which the Company reasonably believes are inconsistent with, or otherwise reasonably call into question, the results described or referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus when viewed in the context in which such results are described and the clinical state of development; neither the Company nor any of the Subsidiaries has received any notices or other correspondence from the U.S. Food and Drug Administration, the European Medicines Agency (“EMEA”) or any other foreign or domestic government or drug regulatory agency (collectively, the “Healthcare Regulatory Agencies”) requiring the termination, suspension or material modification of any clinical trials that are described or referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and the Company and the Subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Healthcare Regulatory Agencies

(xl) The Offered ADSs have been approved for listing subject to notice of issuance on the Nasdaq Global Market.

(xli) There are no relationships or related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Prospectus which have not been described as required.

(xlii) The statements set forth or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Description of Securities,” insofar as they purport to constitute a summary of the terms of the Ordinary Shares and the ADSs, respectively, under the captions “Risk Factors—After approval, our products will be subject to extensive government regulation,” “—Legislative or regulatory reform of the health care system in the United States and foreign jurisdictions may affect our ability to profitably sell our products, if approved,” “—If we do not obtain protection under the Hatch-Waxman Amendments and similar foreign legislation to extend our patents and to obtain market exclusivity for our product candidates, our business may be materially harmed,” “—U.S. Holders of our Ordinary Shares or ADSs could be subject to material adverse tax consequences if we are considered a PFIC for U.S. federal income tax purposes,” “—The rights of our shareholders may differ from the rights typically offered to shareholders of a U.S. corporation,” “Regulatory Matters,” “Item 10.E. Taxation” and “Certain Material U.S. Federal Income Tax Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, constitute accurate, complete and fair summaries regarding the matters described therein in all material respects.

(xliii) Subject to the qualifications set forth in the opinion letter to be delivered pursuant to Section 6(c) hereof, each of this Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in England and Wales in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in England and Wales of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in England and Wales or Ireland (other than in connection with any relevant enforcement proceeding).

(xliv) No holder of any of the Shares or the Offered ADSs after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Shares or Offered ADSs; and except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no limitations on the rights of holders of the Shares or the Offered ADSs to hold, vote or transfer their securities.

(xlv) Except for the underwriting discounts and commissions payable to the Underwriters as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Offered ADSs.

(xlvi) Other than the 1.5% charge to stamp duty reserve tax on the issue of depositary receipts for shares in a company incorporated in the United Kingdom (under Section 93 Finance Act 1986), which is a liability of the Depositary, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding tax or duty is payable in England, Wales and the Republic of Ireland by or on behalf of the Underwriters to any English or Irish taxing authority in connection with (i) the issuance, sale and delivery of the Shares by the Company, the issuance of the Offered ADSs by the Depositary, and the delivery of the Offered ADSs to or for the account of the Underwriters; (ii) the purchase from the Company, and the initial sale and delivery by the Underwriters of the Offered ADSs to purchasers thereof; (iii) the holding or transfer of the Offered ADSs; (iv) the deposit of the Ordinary Shares with the Depositary and the issuance and delivery of the ADRs evidencing the Offered ADSs outside of England; or (v) the execution and delivery of this Agreement or the Deposit Agreement or any other documents to be furnished hereunder.

(xlvii) Subject to the qualifications set forth in the opinion letter to be delivered pursuant to Section 6(c) hereof, the Company has the power to submit, and pursuant to Section 14 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 14 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Offered ADSs in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 14 hereof.

(xlviii) Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under English, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any English, New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 14 of this Agreement.

(xlix) The description of passive foreign investment company matters contained in the Company’s Form 6-K dated December 20, 2010 is true and correct in all material respects.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Offered ADSs shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Underwriters.

2. Purchase, Sale and Delivery of the Firm ADSs.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $7.296 per ADS, the number of Firm ADSs set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustment in accordance with Section 9 hereof.

(b) Payment for the Firm ADSs to be sold hereunder is to be made by wire transfer of immediately available funds to an account designated by the Company against delivery of certificates therefor to Jefferies for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company at 10:00 a.m., New York time, on January 11, 2011 or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means a day on which the Nasdaq Global Market is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.)

(c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase up to 1,800,000 Option ADSs at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) at any time, from time to time thereafter within 30 days after the date of this Agreement, by Jefferies, to the Company setting forth the number of Option ADSs as to which Jefferies is exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option ADSs are to be delivered shall be determined by Jefferies but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option ADSs to be purchased by each Underwriter shall be in the same proportion to the total number of Option ADSs being purchased as the number of Firm ADSs being purchased by such Underwriter bears to the total number of Firm ADSs, adjusted by you in such manner as to avoid fractional ADSs. The option with respect to the Option ADSs granted hereunder may be exercised only to cover over-allotments in the sale of the Firm ADSs by the Underwriters. Jefferies may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option ADSs shall be made on the Option Closing Date in Federal (same day) funds drawn to the order of the Company against delivery of certificates therefor through the facilities of The Depository Trust Company, New York, New York.

3. Offering by the Underwriter.

It is understood that the several Underwriters are to make a public offering of the Firm ADSs as soon as the Representatives deem it advisable to do so. The Firm ADSs are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.

4. Covenants of the Company. The Company covenants and agrees with the several Underwriters that:

(i) The Company will (A) prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430B or 430C under the Act and (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the Time of Sale Prospectus or the Prospectus, of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Securities Act.

(ii) The Company will (i) not make any offer relating to the Offered ADSs that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission under Rule 433(d)(1)(i) under the Securities Act without the prior consent of the Representatives (each, a “Permitted Free Writing Prospectus”);(ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, and (iv) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder. The Company will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(iii) The Company will promptly advise the Representatives (A) when the Registration Statement or any post-effective amendment thereto and any ADS Registration Statement shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or any ADS Registration Statement or for supplement to the Time of Sale Prospectus or the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any ADS Registration Statement or any order preventing or suspending the use of any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Securities Act. The Company will use its best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(iv) The Company will cooperate with the Representatives in endeavoring to: (i) qualify the Offered ADSs for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and shall use its best efforts to maintain such qualification in effect for so long a period as may be required by such laws in connection with the distribution of the Offered ADSs, and (ii) make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction or required to file such a consent.

(v) The Company will deliver to, or upon the order of the Representatives, from time to time, as many copies of the Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Issuer Free Writing Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Securities Act) (the “Prospectus Delivery Period”) is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and the ADS Registration Statements and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and the ADS Registration Statements (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request.

(vi) Until the completion of the distribution of the Offered ADSs as contemplated in this Agreement and the Prospectus, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Securities Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with applicable law, the Company agrees to promptly prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law.

(vii) If the Time of Sale Prospectus is being used to solicit offers to buy the Offered ADSs at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company agrees to promptly prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the Time of Sale Prospectus.

(viii) Prior to or on the Closing Date, the Company agrees to deposit Ordinary Shares with the Depositary in accordance with the provisions of the Deposit Agreement and will otherwise comply with the Deposit Agreement so that ADRs evidencing Offered ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at such Closing Date.

(ix) The Company will make generally available to its security holders and the Representatives, as soon as it is practicable to do so, but in any event not later than 18 months after the date of this Agreement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the date of this Agreement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(x) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report of the Company filed with the Commission under the Exchange Act or mailed to stockholders; and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request; provided, however, that the requirements of this clause (x) shall be satisfied so long as the reports referenced herein are available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

(xi) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to September 30, 2010.

(xii) No offering, sale, short sale or other disposition of Ordinary Shares or ADSs of the Company or other securities convertible into or exchangeable or exercisable for Ordinary Share or ADSs or derivative of the Ordinary Shares or ADSs (or agreement for such) will be made for a period of 45 days after the date of the Prospectus, directly or indirectly, by the Company other than the grant of options, rights or warrants by the Company pursuant to any of its employee share stock option, stock bonus, benefit or other employee compensation plans or arrangements existing on the date of this Agreement and which are described in the Time of Sale Prospectus, the issuance of Ordinary Shares or ADSs pursuant to any exercise of options, rights or warrants granted under such plans or arrangements, the filing of a registration statement on Form S-8 by the Company with the Commission with respect to the Ordinary Shares or ADSs underlying the warrant, right or option grants made under such plans or arrangements, or otherwise than hereunder or with the prior written consent of Jefferies. Notwithstanding the foregoing, if (1) during the last 17 days of the 45-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 45-day restricted period, the Company announces that it will release earnings results during the 16-day period following the last day of the 45-day restricted period, then in each case the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless Jefferies waives, in writing, such extension.

(xiii) During the period that the prospectus is required to be delivered under the Securities Act, the Company will use its best efforts to list the Offered ADSs on the Nasdaq Global Market and maintain the listing of the Offered ADSs on the Nasdaq Global Market.

(xiv) The Company shall apply the net proceeds of its sale of the Offered ADSs as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus and shall file such reports with the Commission with respect to the sale of the Offered ADSs and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Securities Act.

(xv) During the period of one year after the Closing Date, the Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Offered ADSs in such a manner as would require the Company to register as an investment company under the 1940 Act.

(xvi) The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered ADSs and on the execution and delivery of this Agreement.

(xvii) Prior to the Closing Date or the Option Closing Date, the Company will not issue any press release or other communication directly or indirectly and will not hold any press conference (the “Communication”) with respect to the Company or any of the Subsidiaries, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any of the Subsidiaries, or the offering of the ADSs, without your prior consent, unless in the reasonable judgment of the Company and its counsel, such Communication is required by law or requirements of any stock exchange and the Company provided the Representatives with reasonable advance notice under the circumstances.

(xviii) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(xix) The Company will take all necessary actions to make available to holders of its ADSs, including holders of the Offered ADSs, the information and documentation necessary for such holders to make a qualified electing fund election for the fiscal year ending December 31, 2010 and to provide any such holder with access to necessary information in the event of an audit by U.S. tax authorities.

5. Costs and Expenses.

The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder, including without limitation (i) all expenses incident to the issuance and delivery of the Offered ADSs, (ii) all fees and expenses of the Depositary, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered ADSs to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the ADS Registration Statements, the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or reasonably incurred by the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered ADSs for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper,” and any supplements thereto, advising the Representatives of such qualifications, registrations and exemptions, (vii) the costs and expenses incurred reasonably incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Offered ADSs, including any related FINRA filing fees and the legal fees of, and disbursements by, counsel to the Underwriters, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, and travel and lodging expenses of the representatives, employees and officers of the Company and of the Underwriters and any such consultants and (ix) the fees and expenses associated with listing the Offered ADSs on the NASDAQ Global Market. Except as provided in this Section 5 or in Section 7 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of counsel to the Underwriters. The Underwriters agree to pay a fee of $25,000 to Trout Capital LLC, a FINRA member, for referral services provided to the Underwriters in connection with the offering.

6. Conditions of Obligations of the Underwriters.

The several obligations of the Underwriters to purchase the Firm ADSs on the Closing Date and the Option ADSs, if any, on any Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or any Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto and the ADS Registration Statements and all post-effective amendments thereto shall each have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424, 430A, or 433 under the Securities Act, as applicable, and any request of the Commission for additional information (to be included in the Registration Statement, the ADS Registration Statements or otherwise) shall have been disclosed to the Representatives and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, or any ADS Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Offered ADSs.

(b) The Representatives shall have received opinions and a letter, dated the Closing Date or the Option Closing Date, as the case may be, of Goodwin Proctor LLP, United States counsel for the Company, substantially in the form of Exhibit B hereto.

(c) The Representatives shall have received an opinion, dated the Closing Date or the Option Closing Date, as the case may be, of K&L Gates, English counsel for the Company, substantially in the form of Exhibit C hereto.

(d) The Representatives shall have received an opinion, dated the Closing Date or the Option Closing Date, as the case may be, of K&L Gates, special counsel for the Company with respect to intellectual property rights, substantially in the form of Exhibit D hereto.

(e) The Representatives shall have received from Dewey & LeBoeuf LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) The Representatives shall have received from Patterson, Belknap, Webb & Tyler LLP, United States counsel for the Depositary, such opinion or opinions, dated the Closing Date or the Option Closing Date, as the case may be, substantially in the form of Exhibit E hereto.

(g) The Representatives shall have received, on each of the date hereof, the Closing Date and, if applicable, any Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to you, of PricewaterhouseCoopers LLP confirming that they are an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Securities Act and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Securities Act; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” delivered in accordance with Statement of Auditing Standard No. 72 (or any successor) to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h) The Representatives shall have received on the Closing Date and, if applicable, any Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(1) The Registration Statement and each ADS Registration Statement have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any ADS Registration Statement and no order preventing or suspending the use of any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and to his or her knowledge, no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been taken or are contemplated or threatened by the Commission;

(2) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(3) All filings required to have been made pursuant to Rules 424 or 430A, 430B and 430C under the Act have been made as and when required by such rules;

(4) He or she has carefully examined the Time of Sale Prospectus and any individual Limited Use Free Writing Prospectus and, in his or her opinion, as of the Applicable Time, the statements contained in the Time of Sale Prospectus and any individual Limited Use Free Writing Prospectus did not contain any untrue statement of a material fact, and such Time of Sale Prospectus and any individual Limited Use Free Writing Prospectus, when considered together with the Time of Sale Prospectus, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(5) He or she has carefully examined the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, not misleading, and since the effective date of the Registration Statement;

(6) He or she has carefully examined the Prospectus and, in his or her opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(7) Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and Prospectus, there has not been any Material Adverse Change or any development reasonably likely to involve a Material Adverse Change.

(i) The Representatives shall have received on the Closing Date and, if applicable, any Option Closing Date, as the case may be, a certificate of the Chief Financial Officer of the Company with respect to certain operating data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus in form and substance satisfactory to the Representatives.

(j) The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(k) The Firm ADSs and Option ADSs, if any, have been approved for quotation subject to notice of issuance on the Nasdaq Global Market.

(l) The Company and each officer and director of the Company and each of the shareholders listed on Exhibit F of this Agreement shall have furnished to the Representatives, prior to the date of this Agreement, a lock-up letter or letters substantially in the form attached hereto as Exhibit A.

(m) The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect.

(n) The Depositary shall have delivered to the Company at such Closing Date or any Option Closing Date, as applicable, certificates reasonably satisfactory to the Underwriters evidencing the deposit with the Depositary or its nominee of the Ordinary Shares being so deposited against issuance of ADRs evidencing the Offered ADSs to be delivered by the Company at such Closing Date, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such Offered ADSs pursuant to the Deposit Agreement.

(o) The Registration statements on Form F-6 (File Nos. 333-123653, 333-147660 and 333-171573) in respect of the Offered ADSs shall have been declared effective by the Commission in such form; no other document with respect to such registration statements shall have heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statements shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission (the various parts of such registration statements, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statements”).

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives, acting reasonably.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by Jefferies by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date and with respect to the Option Shares any time at or prior to the Option Closing Date, as the case may be. In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7. Conditions of the Obligations of the Company.

The obligations of the Company to sell and deliver the Offered ADSs required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered ADSs have been offered or sold or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (A) (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the ADS Registration Statements, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus, the Time of Sale Prospectus or the Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Offered ADSs or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (iii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct or (B) the violation of any laws or regulations of foreign jurisdictions where Offered Shares have been offered or sold; and to reimburse each Underwriter and each such officer, employee and controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Jefferies) as such expenses are reasonably incurred by such Underwriter or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, the ADS Registration Statements, any preliminary prospectus, any Issuer Free Writing Prospectus, the Time of Sale Prospectus or the Prospectus, it being understood and agreed that the only such information furnished by the Representatives to the Company consists of the information described in Section 13 hereof. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statements, any preliminary prospectus, any Issuer Free Writing Prospectus, the Time of Sale Prospectus or the Prospectus, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the ADS Registration Statements, any preliminary prospectus, any Issuer Free Writing Prospectus, the Time of Sale Prospectus or the Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by Jefferies (in the case of counsel for the indemnified parties referred to in Section 8(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 8(b) above)) (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

(e) Contribution. If the indemnification provided for in this Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered ADSs pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered ADSs pursuant to this Agreement shall be deemed to be in the same respective proportions as the gross proceeds from the offering of the Offered ADSs pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Offered ADSs as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

Notwithstanding the provisions of this Section 8(e), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered ADSs underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8(e) are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule I. For purposes of this Section 8(e), each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

9. Default by Underwriters.

If, on the Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Offered ADSs that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered ADSs to be purchased on such date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered ADSs by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm ADSs set forth opposite their respective names on Schedule I bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered ADSs and the aggregate number of Offered ADSs with respect to which such default occurs exceeds 10% of the aggregate number of Offered ADSs to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered ADSs are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 3, 5, 8 and 14 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 9. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied and confirmed as follows: if to the Underwriters or the Representatives, to Jefferies & Company, Inc., 520 Madison Avenue, New York, New York 10022, Facsimile: (212) 284-2280, Attention: General Counsel; if to the Company, Amarin Corporation plc, 12 Roosevelt Ave., Mystic, Connecticut 06355, Attention: John Thero, Facsimile: (860) 572-4940, and confirmed to Goodwin Procter LLP, 53 State Street, Boston, Massachusetts, 02109, Attention: Michael Bison, Facsimile: (617) 523-1231.

11. Termination.

This Agreement may be terminated by you by notice to the Company:

(a) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, if the effect of such change or development makes it impracticable or inadvisable for you to proceed with the public offering or the delivery of the Offered ADSs on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States, England or Wales would, in your judgment, materially impair the investment quality of the Offered ADSs, or (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market, or the Nasdaq Global Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) the suspension of trading of the Company’s ADSs by the Nasdaq Global Market, the Commission, or any other governmental authority or, (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the securities markets in the United States and makes it impracticable or inadvisable for you to proceed with the public offering or the delivery of the Offered ADSs on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus; or

(b) as provided in the last paragraph of Section 6 of this Agreement.

12. Successors.

This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Offered ADSs from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13. Information Provided by Underwriters.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Time of Sale Prospectus or the Prospectus consists of the information set forth in the first paragraph under the section entitled “Commissions and Expenses” and the second, third and fourth paragraphs under the section entitled “Price Stabilization, Short Positions and Penalty Bids,” each under the caption “Underwriting” in the Prospectus.

14. Applicable Law

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 10, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

15. Miscellaneous.

The obligations of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by any Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers, and (b) delivery of and payment for the Offered ADSs under this Agreement, and the reimbursement, indemnification and contribution agreements contained in this Agreement shall remain in full force and effect regardless of any termination of this Agreement.

The Company acknowledges and agrees that each Underwriter in providing investment banking services to the Company in connection with the offering of the Offered Shares, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust.

All payments made by the Company under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature (other than taxes on net income) imposed or levied by or on behalf of England or Wales or any political subdivision or any taxing authority thereof or therein unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter and each person controlling any Underwriter, as the case may be, of the amounts that would otherwise have been receivable in respect thereof, except to the extent such taxes, duties, assessments or other governmental charges are imposed or levied by reason of such Underwriter’s or controlling person’s being connected with England or Wales other than by reason of its being an Underwriter or a person controlling any Underwriter under this Agreement.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

The Underwriters, on the one hand, and the Company (on its own behalf and, to the extent permitted by law, on behalf of its shareholders), on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement as underwriter or your role in connection herewith.

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours, Executed by

Amarin Corporation plc

/s/ Joseph S. Zakrzewski
Name: Joseph S. Zakrzewski

Title: Executive Chairman, Director and Chief Executive Officer

/s/ John Thero
Name: John Thero

Title: Secretary

The foregoing Underwriting Agreement

is hereby confirmed and accepted as

of the date first above written.

JEFFERIES & COMPANY, INC.

LEERINK SWANN LLC

CANACCORD GENUITY INC.

By:	Jefferies & Company, Inc.

By	/s/ Michael Brinkman
Name: Michael Brinkman
Title: Managing Director
By:	Leerink Swann LLC

By	/s/ James Boylan
Name: James Boylan
Title: Senior Managing Director Head of Investment Banking

SCHEDULE I

Underwriter	Number of Firm ADSs
Jefferies & Company, Inc.	5,520,000
Leerink Swann LLC	3,840,000
Canaccord Genuity Inc.	2,640,000

Total	12,000,000

SCHEDULE II

GENERAL USE FREE WRITING PROSPECTUSES

Free writing prospectus of the Company dated January 6, 2011

32